Exhibit 3.14

BYLAWS OF

W.O. ENERGY OF NEVADA, INC.

A Nevada Corporation

Contents

ARTICLE I	OFFICES

1.01	Principal Office
1.02	Other Offices

ARTICLE II	SHAREHOLDERS

2.01	Place of Meetings
2.02	Annual Meetings
2.03	Special Meetings
2.04	Notice
2.05	Quorum; Withdrawal of Quorum
2.06	Majority Vote
2.07	Voting List
2.08	Number of Votes
2.09	Proxies
2.10	Method of Voting; Action Without Meeting

ARTICLE III	DIRECTORS

3.01	Number; Qualification; Election; Term
3.02	Vacancies; Removal
3.03	Management
3.04	Place of Meeting; Waiver of Notice
3.05	First Meetings
3.06	Regular Meetings
3.07	Special Meetings
3.08	Quorum; Majority Vote
3.09	Executive Committee
3. 10	Minutes of Executive Committee
3. 11	Compensation
3.12	Procedure
3.13	Action Without Meeting

ARTICLE IV	NOTICES

4.01	Method
4.02	Consent
4.03	Waiver

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ARTICLE V	OFFICERS

5.01	Number
5.02	Election
5.03	Additional Officers
5.04	Compensation
5.05	Term; Vacancies
5.06	President
5.07	Vice Presidents
5.08	Secretary
5.09	Assistant Secretaries
5.10	Treasurer
5.11	Assistant Treasurers

ARTICLE VI	CERTIFICATES OF STOCK

6.01	Certificates
6.02	Facsimile Signatures
6.03	Payment for Shares
6.04	Subscriptions
6.05	Lien
6.06	Lost Certificates
6.07	Transfer of Stock
6.08	Closing of Transfer Books
6.09	Registered Shareholders
6.10	Stock Options and Agreements
6.11	Books and Records

ARTICLE VII	GENERAL PROVISIONS

7.01	Dividends
7.02	Reserves
7.03	Checks
7.04	Fiscal Year
7.05	Seal
7.06	Amendments
7.07	Indemnification; Insurance
7.08	Interested Directors and Officers
7.09	Resignation
7.10	Construction
7.11	Table of Contents; Headings

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BYLAWS OF

W.O. ENERGY OF NEVADA, INC.

A Nevada Corporation

ARTICLE I

OFFICES

Section 1.01.                                           Principal Office.  The principal office and mailing address of the Corporation in the State of Nevada shall be 1800 East Sahara, Suite 107, Las Vegas, Nevada 89104, and the telephone and fax numbers shall be (702) 734-7557 and (702) 734-7500, respectively.

Section 1.02.                                           Other Offices.  The corporation may also have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS

Section 2.01.                                           Place of Meetings.  Meetings of the shareholders may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.02.                                           Annual Meetings.  Annual meetings of stockholders, commencing with the year 1997, shall be held on a day chosen by the Board of Directors during the month of November, at which they shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting. If this day falls on a legal holiday, the annual meeting will instead be held at the same time on the next following business day.

Section 2.03.                                           Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning at least ten percent (10%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.04                                              Notice.  Notices of shareholders’ meetings shall be in writing and signed by an officer of the corporation, or by such other person or persons as the directors shall designate. Such notice shall state the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or shall be mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting not less than ten (10) days (twenty (20) days in the case of any meeting, whether annual or special, called to act upon a plan of merger or consolidation) nor more than fifty (50) days before such meeting. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of a share after delivery or mailing of the notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2.05.                                           Quorum: Withdrawal of Quorum.  The holders of a majority of the shares issued and outstanding and entitled to vote there at, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a fully organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.06.                                           Majority Vote.  When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares issued and outstanding having voting ‘power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of the statutes or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.07.                                           Voting List.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the whole time of the meeting, and shall be subject to the inspection of any shareholder who may be present. However, failure to comply with this provision will not invalidate any meeting.

Section 2.08.                                           Number of Votes.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation.

Section 2.09.                                           Proxies.  At any meeting of the shareholders, any shareholder may be represented and vote by a proxy appointed by an instrument in writing. Such proxy shall be filed with the secretary of the corporation prior to the time of the meeting. In the event that any such written instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting (or, if only one shall be present, then that one) shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it, or a duly executed proxy bearing a later date, is filed with the secretary of the corporation.

Section 2.10.                                           Method of Voting: Action Without Meeting.  Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the statutes or of the articles of incorporation, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. At all corporate meetings, the manner of voting shall be by ballot, by voice vote or by a showing of hands, at the discretion of the chairman of the meeting, unless any shareholder at such meeting shall demand voting by written ballot, in which event voting shall be conducted in such manner.

ARTICLE III

DIRECTORS

Section 3.01.                                           Number: Qualification: Election: Term.  The number of directors which shall constitute the whole board shall be no more than fifteen (15) and no less than one (1), all of whom shall have attained their majority. The directors shall be elected at the annual meeting of shareholders, and, except as provided in Section 3.02 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be shareholders or residents of the State of Nevada.

Section 3.02.                                           Vacancies: Removal.  Vacancies, other than those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum. When one or more directors shall give notice of his or their resignation to the board, effective at a future date, the board shall have the power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders. A director elected to fill a vacancy shall hold office during the remainder of the term of office of his predecessor. The shareholders shall have the right at any special meeting to remove any director of this corporation, with or without cause, by majority vote of the outstanding shares entitled to vote on the election of directors.

Section 3.03.                                           Management.  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 3.04.                                           Place of Meeting: Waiver of Notice.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada. With his consent, a director shall be considered present at a meeting if he is in radio or telephonic communication with the other directors participating in the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.05.                                 First Meetings.  The first meeting of each newly elected board of directors shall be held at the place of and immediately following the annual meeting of the shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place above provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.06.                                           Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section 3.07.                                           Special Meetings.  Special meetings of the board of directors may be called by the president, and shall be called by an officer on the written request of two (2) directors. Written notice of the time and place of special meetings of the board of directors shall be given to each director at least three (3) days before the date of the meeting. Except as may be otherwise expressly provided by statute, the articles of incorporation or by these bylaws, the purpose or purposes of any special meeting of the board of directors need not be specified in the notice or waiver of notice of such meeting.

Section 3.08.                                           Quorum: Majority Vote.  A majority of the board of directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the articles of incorporation, or the bylaws. If a quorum shall not be present at any meeting of the directors, the directors thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to have less than a quorum.

Section 3.09.                                           Executive Committee.  The board of directors may, by resolution passed by a majority of the board, designate two or more directors of the corporation as an Executive Committee, which, to the extent provided in the resolution, and except as limited by statute or by the articles of incorporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation. The designation of an executive committee shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 3.10.                                           Minutes of Executive Committee.  The executive committee shall keep regular minutes of their proceedings and report the same to the board on a regular basis.

Section 3.11.                                           Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, a fixed sum for attendance at each regular or special meeting of the board, or a stated salary as director. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.12.                                           Procedure.  The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

Section 3.13.                                           Action Without Meeting.  Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

ARTICLE IV

NOTICES

Section 4.01.                                           Method.  Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the records of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in a United States post office or mail box, postage prepaid. Notice to directors may also be given by telegram and shall be deemed to be given at the time when the same shall be delivered to the telegraph office for transmission.

Section 4.02.                                           Consent.  Whenever all parties entitled to vote at any meeting, whether of directors or shareholders, consent, either by a writing or the records of the meeting filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of shareholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 4.03.                                           Waiver.  Whenever any notice whatsoever is required to be given under the provisions of the statues, of the articles of incorporation, or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

Section 5.01.                                             Number.  The officers of the corporation shall be chosen by the board of directors and shall include a president and a secretary. Any person may hold two or more offices.

Section 5.02.                                             Election.  The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and such other officers that it deems appropriate, none of whom need be a member of the board.

Section 5.03.                                             Additional Officers.  The board of directors may appoint vice presidents and assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 5.04.                                             Compensation.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors or by an officer of the corporation to whom such power has been delegated by the board of directors or by these bylaws.

Section 5.05.                                             Term: Vacancies.  Each officer of the corporation shall hold office until his successor is chosen and qualified, or until his death, resignation or removal from office. Any officer or agent elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

Section 5.06.                                             President.  The president shall be the ranking and chief executive officer of the corporation and shall preside at meetings of the board of directors and of the shareholders. The president shall have the power to appoint and discharge, subject to the approval or review by the board of directors, employees and agents of the corporation and fix their compensation, and the power to make and sign contracts and agreements in the name of and on behalf of the corporation. The president shall put into operation such business policies of the corporation as shall be decided upon by the board and communicated to the president by the board or otherwise. In carrying out the business policies of the board, the president shall have the general management and control of the business and affairs of the corporation and shall be the managing executive officer of the corporation, and the president, in carrying out such business policies, is given the necessary authority to discharge such responsibility. The president shall see that the books, reports, statements and certificates required by the statute under which the corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and shall generally do and perform all acts incident to the office of the president or which are authorized or required by law.

Section 5.07.                                             Vice Presidents.  The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the power of the president. They shall also generally assist the president and exercise such other powers and perform such other duties as are delegated to them by the president and as the board of directors shall prescribe.

Section 5.08.                                             Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the secretary’s signature or by the signature of the treasurer or any assistant secretary.

Section 5.09.                                             Assistant Secretaries.  The assistant secretaries, in order of their seniority, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to them.

Section 5.10.                                             Treasurer.  The treasurer shall have the custody of the corporate funds and securities and shall keep frill and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at the regular meeting of the board, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under his control belonging to the corporation.

Section 5.1.1.                                          Assistant Treasurers.  The assistant treasurers, in order of their seniority, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.01.                                             Certificates.  Every shareholder shall be entitled to have a certificate, signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by the shareholder in the corporation. Such certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof:

A.                               That the corporation is organized under the terms of the State of Nevada;

B.                                 The name of the person or entity to whom issued;

C.                                 The number and class of shares and the designation of the series, if any, which such certificate represents; and

D.                                The par value of each share represented by the certificate.

Section 6.02.                                             Facsimile Signatures.  Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, then a facsimile of the signatures of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such corporation.

Section 6.03.                                           Payment for Shares.

A.                               Kind.  The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

B.                                 Valuation.  In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

C.                                 Effect.  When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

D.                                Allocation of Consideration.  The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

Section 6.04.                                             Subscriptions.  Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

Section 6.05.                                             Lien.  For any indebtedness of a shareholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

Section 6.06.                                             Lost Certificates.  The board of directors may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such form, in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.07.                                             Transfer of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. A record shall be made of each transfer. The provisions of this section are subject to any restrictions on transfer imposed by these bylaws, agreements between a shareholder or shareholders and the corporation, and agreements between shareholders.

Section 6.08.                                             Closing of Transfer Books.  The board of directors may close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty (50) days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books, as aforesaid, the board of directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. In the absence of any such action by the board of directors, the date on which the last notice of a meeting is mailed or delivered shall be the record date for determination of shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, and the date on which the board of directors adopts the change or conversion or exchange of capital stock, shall be the record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock.

Section 6.09.                                             Registered Shareholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 6.10.                                             Stock Options and Agreements.  Any shareholder of this corporation may enter into agreements giving to any other shareholder or shareholders or any third party an option to purchase any of this stock in the corporation; and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement be filed with the corporation and reference thereto placed upon the certificates representing said shares of stock.

Section 6.11.                                             Books and Records.  Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times during regular business hours, for any proper purpose, the corporation’s books and records of accounts, minutes and records of shareholders, and shall be entitled to make extracts therefrom.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01.                                             Dividends.  Dividends upon the capital stock of the corporation, subject to the provision of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the articles of incorporation.

Section 7.02.                                             Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.03.                                             Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 7.04.                                             Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 7.05.                                             Seal.  The corporate seal shall be in such form as may be determined by the board of directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.06.                                             Amendments.  These bylaws may be altered, amended or repealed by the affirmative vote of a majority of the directors.

Section 7.07.                                             Indemnification: Insurance.

A.                               Definitions

(1.)                           Director.  The term “director” means any person who is or was a director of the corporation and any person who while a director of the corporation serves or served at the corporation’s request as a director, officer, agent, employee, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(2.)                           Proceeding.  The term “proceeding” shall mean any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding and any inquiry that could lead to such an action, suit or proceeding.

(3.)                           Corporation.  The term “corporation” includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this paragraph.

B.                                 Extent - Nonderivative Suits.  Except as provided in paragraph C, the corporation shall indemnify a director if the director satisfies the standard in paragraph D, for the following amounts actually and reasonably incurred by the director in connection with the defense or settlement of a proceeding:

                                                                                      (1.)                                             judgments;

                                                                                      (2.)                                             penalties (including excise and similar taxes);

                                                                                      (3.)                                             fines (including excise taxes assessed with respect to an employee benefit plan);

                                                                                      (4.)                                         settlements; and,

                                                                                      (5.)                                         reasonable expenses (including attorneys’ fees and court costs).

C.                                 Extent - Derivative Suits.  In the case of a proceeding brought by or on behalf of the corporation, the corporation shall indemnify a director only to the extent of reasonable expenses actually incurred by the director in connection with the proceeding.

D.                                Standard. A director shall be indemnified if the director has been wholly successful, on the merits or otherwise, in the defense of a proceeding or if:

                                                                                              (1.)                                     the director conducted himself in good faith;

                                                                                              (2.)                                     the director reasonably believed:

(a)                                 in the case of conduct in the director’s official capacity as a director of the corporation, that the director’s conduct was in the corporation’s best interests; and

(b)                                in all other cases, that the director’s conduct was at least not opposed to the corporation’s best interests; and

(3.)                               in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful.

A director may not be indemnified from obligations resulting from a proceeding:

(1.)                               in which the director is found liable on the basis that personal benefit was improperly received by the director, whether or not the benefit resulted from an action taken in the director’s official capacity; or

(2.)                          in which the director is found liable to the corporation.

The termination of a proceeding by judgment, order, settlement, or conviction or on a plea of nolo contendre or its equivalent is not of itself determinative that the director did not meet the requirements of this paragraph.

E.                                  Equitable Indemnification.  A court of competent jurisdiction may order indemnification of a director if it determines, after giving any notice the court considers necessary, that a director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standard of Paragraph D. A director shall be indemnified pursuant to this Paragraph E, to the extent determined to be proper and equitable by the court, provided, however, the court shall limit indemnification to reasonable expenses if the proceeding is brought by or on behalf of the corporation or if the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the director’s official capacity.

F.                                  Determination That Standard Has Been Met.  A determination that the standard of Paragraph D has been satisfied may be made:

(1.)                               by a majority vote of a quorum consisting of directors who at the time of the vote are not named in the proceeding;

(2.)                              if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designed to act in the matter by a majority vote of all directors, which committee shall consist solely of two or more directors who at the time of the vote are not named in the proceeding;

(3.)                              by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph F(1) or F(2), or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(4.)                              by the shareholders in a vote that excludes the shares held by directors who are named in the proceeding.

G.                                 Advance Payment.  The corporation may pay in advance any expenses of a director named in a proceeding or of a director threatened to be named if:

(1.)                               the corporation receives a written affirmation by the director of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification under Paragraph D;

(2.)                               the corporation receives a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that the director has not met the standard of conduct necessary for indemnification under Paragraph D; and

(3.)                               a determination that the facts then known to those making the determination would not preclude indemnification. The determination shall be made by a person or persons qualified under Paragraph F.

The written undertaking under subparagraph (2) must be an unlimited general undertaking of the person named in the proceeding, but it need not be secured.

H.                                Reimbursement of Expenses When Not Named in a Proceeding. The corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not named in the proceeding.

I.                                     Insurance. The corporation may purchase and maintain insurance on behalf of any person against any liability asserted against that person and incurred by that person, whether or not the corporation would have the power to indemnify him against that liability.

J.                                    Indemnification of Officers. The corporation shall indemnify an officer:

(1.)                               if he had been named in a proceeding because he is or was an officer and he has been wholly successful, on the merits or otherwise, in the defense of the proceeding; or,

(2.)                           to the same extent it indemnifies directors pursuant to Paragraph E.

Upon the affirmative vote of the person or persons described in Paragraph FU), F(2) or FM), the corporation shall indemnify and advance expenses, to the same extent that it may indemnify and advance expenses to directors, to officers, employees, agents and persons who serve or served at the corporation’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

K.                                Reports to Shareholders. Any indemnification or advance of expenses to a director shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting, and in any case within the twelve-month period immediately following the date of indemnification or advance.

Section 7.08.                                           Interested Directors and Officers.

A.                               No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers or have a financial interest, shall be affected or invalidated solely by the relationship of the officer or director nor the fact that the director or officer is present or participates in the meeting of the board or committee thereof which authorizes a contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1.)                              the material facts as to the relationship or interest of the officer or director and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or,

(2.)                              the material facts as to the relationship or interest of the officer or director and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or,

(3.)                              the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof or the shareholders.

B.                                 Any director or officer of this corporation may, either for his own account or for the account of any other corporation, partnership or other entity, engage in business activities of the same or similar nature to those of this corporation; and any such director or officer shall be under no liability whatsoever to this corporation or its shareholders by reason of engaging in such business activities; and any such director or officer shall have no duty or obligation to submit to this corporation any business opportunities which may come to him or be presented to him or any corporation, partnership or to her entity in which he may be a director or officer or in which he may have a pecuniary or other interest.

Section 7.09.                                           Resignation.  Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.10.                                           Construction.  Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

A.                               The remainder of these bylaws shall be considered valid and operative; and

B.                                 Effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 7.11.                                           Table of Contents: Headings.  The table of contents and headings are for organization, convenience and clarity. In interpreting these bylaws, they shall be subordinated in importance to the other written material.

I, the undersigned, being the secretary of W.O. Energy of Nevada, Inc., DO HEREBY CERTIFY that the foregoing are the Bylaws of the said corporation as adopted at a meeting of the directors held on the 30th day of October, 1996.

/s/ Scott White
Scott White, Secretary